UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

POTNETWORK HOLDINGS, INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF POTNETWORK HOLDINGS INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

POTNETWORK HOLDINGS, INC.

3531 Griffin Road

Ft. Lauderdale, FL 33312

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the following action has been approved pursuant to the written consent of the holders of a majority of the voting power of the outstanding common stock of PotNetwork Holdings, Inc., a Colorado corporation (the “ Company,” “ we ,” “ us ,” or “ our “) dated October 27, 2020, in lieu of a special meeting of the stockholders and in accordance with Colorado law:

(1)	To consolidate the number of issued and outstanding shares of the company’s Common Stock, par value $0.00001, via a Reverse Stock Split on a ratio of 10:1, with any resultant fractional shares rounded up to the next nearest share. The Company’s preferred shares are not subject to the Reverse Split.
(2)	To amend the Company’s Articles of Incorporation, to change the number of authorized shares of Company’s common stock to 750,000,000 shares $0.00001 par value, with no change in the number of preferred shares.
(3)	To offer to shareholders of record as of November 25, 2020 (“Rights Offering Record Date”), the right to subscribe for new shares of Company common stock, following the Reverse Split at an offering price per share to be determined by the Board of Directors. For every 100 shares held as of the Rights Offering Record Date, as adjusted for the Reverse Split such shareholder shall be entitled to purchase 10,000 shares, with a minimum purchase of 10,000 shares. However, shareholders holding less than 100 shares shall be entitled to purchase the minimum number of shares.

Stockholders of record at the close of business on November __, 2020 (the “Information Statement Record Date”), are entitled to receive a copy of this information statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

By order of the Board of Directors
October 27, 2020
/s/ Lee Lefkowitz
Lee Lefkowitz,
Chief Executive Officer, Principal Executive Officer

2

POTNETWORK HOLDINGS, INC.

3531 Griffin Road

Ft. Lauderdale, FL 33312

INFORMATION STATEMENT

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the actions described in this information statement. We are mailing this information statement to our stockholders of record on November 25, 2020.

What is the Purpose of the Information Statement?

This Information Statement is being furnished pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify the Company’s stockholders as of the Information Statement Record Date of certain corporate actions to be taken pursuant to the consents or authorizations of stockholders representing a majority of the voting rights of the Company’s outstanding common stock.

What actions were taken by written consent?

On October 27, 2020 we obtained consent from holders of a majority of the common stock of the Company in favor of the corporate matters outlined in this Information Statement, consisting of:

(1)	Consolidating the number of issued and outstanding shares of the company’s Common Stock, par value $0.00001, via a Reverse Stock Split on a ratio of 10:1, with any resultant fractional shares rounded up to the next nearest share
(2)	Amending the Company’s Articles of Incorporation, to change the number of authorized shares of Company’s common stock to 750,000,000, $0.00001 par value, and 50,000 shares of Preferred stock, $.00001 par value.
(3)	Offering to shareholders of record as of November 25, 2020 (“Rights Offering Record Date”), the right to subscribe for new shares of Company common stock, following the Reverse Split at an offering price to be determined by the Board of Directors. For every 100 shares held as of the Rights Offering Record Date, such shareholder shall be entitled to purchase 10,000 shares, with a minimum purchase of 10,000 shares. However, shareholders holding less than 100 shares shall be entitled to purchase the minimum number of shares. A maximum of 200,000,000 shares is being offered.

How many shares of voting stock were outstanding on the date of the consent?

On October 27, 2020, that being the date we received the consent of the holders of a majority of the voting power of our stockholders, there were 788,691,166 shares of Common Stock and 34,289 shares of the Company’s Series A Preferred Stock, par value $0.00001 (the “Series A Preferred Stock”), issued and outstanding.

Who is Entitled to Notice?

Each holder of an outstanding share of Common Stock, as of the Information Statement Record Date, will be entitled to notice of each matter voted upon.

What vote was obtained to approve the amendment to the Articles described in this Information Statement?

We obtained the approval of the holders of 92,401,438 shares of Common Stock and holders of 34,289 shares of the Company’s Series A Preferred Stock, or approximately 80% of the voting power of our stockholders. All of the holders of Common Stock and the Company’s Series A Preferred Stock that approved the amendment to our Articles are officers, directors or affiliates of the Company.

3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of October 27, 2020 by (i) each person who is known by us to beneficially own more than 5% of the Company’s Common Stock; (ii) each of the Company’s officers and directors; and (iii) all of the Company’s officers and directors as a group as of October 27, 2020.

Beneficial ownership has been determined in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common Stock beneficially owned, and percentage ownership is based on 788,691,166 shares outstanding on the Information Statement Record Date and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days of the Information Statement Record Date.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

Common Stock Name and Address of Beneficial Owner (2)	Direct	Indirect	Total	Percentage of Class (1)
Executive Officers and Directors
Gary Blum	2,000,000	-0-	2,000,000	.25%
Kevin Hagen	27,750,000	-0-	27,750,000	3.52%
Murugan Venkat	-0-	-0-	-0-	-0-%
Officers and Directors as a Group	29,750,000	-0-	29,750,000	3.77%
Other 5% Holders
Elinor Taieb	64,651,438	-0-	64,651,438	8.20%

Class A Preferred Stock (3)	Direct	Indirect	Total	Percentage of Class
Kevin Hagen	20,742	-0-	20,742	60.4%
Elinor Taieb	13,547	-0-	13,547	39.5%

(1)	Based on a total of issued and outstanding shares as of October 27, 2020 of 788,691,166.
(2)	The address of each officer is 3531 Griffin Road, Fort Lauderdale, Florida 33312
(3)

Each share of Class A preferred stock is convertible into 0.01% of the total number of shares of Common Stock outstanding at the Conversion Time. On any matter presented to the shareholders of the Corporation for their action or consideration at any meeting of shareholders of the Corporation (or by written consent of shareholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining shareholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Articles of Incorporation, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

Based on the preceding and upon a total quantity of issued and outstanding shares as of October 27, 2020 of 788,691,166 each share of Class A preferred stock is convertible into 78,869 shares of common stock. As a result, if each of the two Class A preferred shareholders listed were able to convert 100% of each’s Class A preferred stock, Kevin Hagen, who holds 20,742 Class A preferred shares, would receive 1,635,900,798 shares of common stock; and Elinor Taieb, who holds 13,547 Class A preferred shares, would receive 1,068,438,343 shares of common stock.

4

ACTION I

REVERSE STOCK SPLIT OF QUANTITY OF COMMON SHARES ISSUED AND OUTSTANDING

On October 27, 2020 our Board of Directors and the holders of a majority of the voting power of our stockholders approved a reverse stock split of the total number of shares of issued and outstanding shares of Common Stock of the Company on a ratio of 10:1, with any resultant fractional shares rounded up to the next nearest share.

Effects of the 10:1 Common Stock Reverse Split

We are consolidating on a ratio of 10:1, the number of shares of Common Stock issued and outstanding subject to processing of this corporate action by the Financial Industry Regulatory Authority, Inc. (“FINRA”). All fractional shares will be rounded up to the next full share. (the “Reverse Split”.)

On the record date of the Reverse Split, the opening market price will be adjusted to reflect the 10:1 change such that the opening market price will be ten times the previous trading day’s closing market price. There can be no guarantee that the proportionate increase in market price will be sustained since it is subject to customary market forces effecting the trading price.

Concurrent with the Reverse Split and pursuant to Action II, below, our articles of incorporation will be amended to authorize us to issue a maximum of 750,000,000 shares of Common Stock, par value $0.00001 per share. As of the date hereof prior to the filing of the Amendment and the Common Stock Reverse Split we had 788,691,166 shares of Common Stock issued and outstanding. After the Amendment’s filing and the Common Stock Reverse Split we anticipate to have approximately 78,869,117 shares issued and outstanding and 750,000,000 authorized shares of Common Stock and 50,000 shares of preferred stock. The preferred stock can be designated by a vote of the Board of Directors. 34,289 shares are currently designated as Series A Preferred Stock and are issued and outstanding.

ACTION II

AMENDMENT TO THE ARTICLES OF INCORPORATION TO REDUCE THE AUTHORIZED SHARES OF COMMON STOCK

On October 27, 2020 our Board of Directors and the holders of a majority of the voting power of our stockholders approved an amendment to the Company’s Articles of Incorporation, changing the number of authorized shares to 750,000,000 (Seven Hundred and Fifty Million) $0.00001 par value Common Shares, following the completion of the Company’s Reverse Split. These actions will become effective concurrent with the Reverse Slit and effected by the filing of the amendment to our Articles with the Secretary of State of Colorado. We will file the amendment to our Articles to effect the change in our authorized shares of Common Stock (the “Authorization Amendment”) approximately (but not less than) 20 days after the definitive information statement is mailed to stockholders.

The form of articles of amendment to be filed with the Secretary of State is set forth as Appendix A (subject to any changes required by applicable law) to this information statement.

Effects of the Authorization Amendment

The amendment to change the number of authorized shares of Common Stock will have no effect on the rights of the presently authorized shares, including the right to cast one vote per share of Common Stock. The Board of Directors believes that the change in our authorized Common Stock is necessary so that the Company will have adequate shares available for the purposes of incremental equity financings, stock-based acquisitions and to issue shares upon conversion of existing, outstanding Rights Offerings’ purchased, and convertible promissory notes of the Company.

5

ACTION III

OFFERING TO SHAREHOLDERS OF RECORD DATE A RIGHTS OFFERING FOR SHARES OF COMMON STOCK

On October 27, 2020 our Board of Directors and the holders of a majority of the voting power of our stockholders approved an offering to the shareholders of record date November 25, 2020 (the “Rights Offering”) for the purpose of issuing new shares of common stock of the Company at an offering price to be determined by the Board of Directors. For every 100 shares held as of the Rights Offering Record Date, such shareholder shall be entitled to purchase 10,000 shares, with a minimum purchase of 10,000 shares. However, shareholders holding less than 100 shares shall be entitled to purchase the minimum number of shares.

Effects of the Rights Offering

The issuance of new shares of Common Stock pursuant to the Rights Offering will have no effect on the rights of any holder of our Common Stock. However, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) pursuant to the Rights Offering, would have the effect of diluting the voting rights of current shareholders and could have the effect of diluting earnings per share and book value per share of existing stockholders.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward- looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecasted in the forward- looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

By order of the Board of Directors

October 27, 2020

/s/ Lee Lefkowitz

Lee Lefkowitz,

Chief Executive Officer, Principal Executive Officer

6

Appendix A

POTNETWORK HOLDINGS, INC.

Articles of Amendment

Pursuant to the provisions of Title 7 of the Colorado Revised Statutes of the State of Colorado, POTNETWORK HOLDINGS, INC., a Colorado corporation, does hereby amend its Articles of Incorporation.

1. The name of the corporation whose Articles of Incorporation are being amended by these Articles of Amendment is PotNetwork Holdings, Inc., a Colorado corporation.

2. After the filing and effectiveness pursuant to the Colorado Business Corporations Act of these Articles of Amendment the Articles of Incorporation of the Corporation, at 12:01 am on November ____ 2020 (the “Effective Time”), every Ten (10) shares of the Corporation’s common stock, par value $0.00001 per share, issued and outstanding immediately prior to the Effective Time, shall be combined into one (1) validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares of common stock shall be issued in connection with the Reverse Stock Split and any fractional share interests shall be rounded up to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the rounding up of the fractional share interests as described above. At the Effective Time of the Reverse Stock Split, Paragraph 5 of the Corporation’s Articles of Incorporation is hereby amended to read in its entirety as follows:

“5. Authorized Shares.

a. The maximum number of shares that the corporation is authorized to have outstanding at any one time is 750,000,000 (Seven Hundred and Fifty Million) shares of common stock having a par value of $.00001 per share and 50,000 (Fifty Thousand) shares of preferred stock having a par value of $.00001 per share. The consideration to be paid for each share shall be as fixed by the Board of Directors and may be paid in whole or in part in cash or other property, tangible or intangible, or in labor or services actually performed for the corporation with a value, in the judgment of the directors, equivalent to or greater than the full par value of the shares.”

3. The amendment to the Articles of Incorporation of PotNetwork Holdings, Inc., a Colorado corporation, set forth in paragraph 2 above was duly adopted by the Board of Directors of the corporation as of October 27, 2020. The amendment was duly adopted by the shareholders. The number of votes cast for the amendment by the shareholders was sufficient for approval.

In witness whereof, the corporation, by and through its undersigned officer thereunto duly authorized, has executed these Articles of Amendment on October 27, 2020.

POTNETWORK HOLDINGS, INC.

By:	/s/ Lee Lefkowitz
Lee Lefkowitz
Chief Executive Officer, Chief Principal Officer

7